EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
THIRD QUARTER RESULTS
CHANDLER, AZ – October 31, 2024 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended September 30, 2024. Highlights include:

•Gross profit increased 6% year over year to $432.1 million with gross margin expanding 270 basis points to 20.7%
•Insight Core services gross profit grew 14% year over year
•Cloud gross profit grew 33% year over year
•Consolidated net earnings decreased 3% to $58.2 million, year to year
•Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) was flat at $128.8 million, year over year
•Diluted earnings per share of $1.52 decreased 6% year to year
•Adjusted diluted earnings per share of $2.19 decreased 8% year to year
In the third quarter of 2024, net sales decreased 8%, year to year, to $2.1 billion, while gross profit increased 6%, year over year, to $432.1 million. Gross margin expanded 270 basis points compared to the third quarter of 2023 to 20.7%. Earnings from operations of $92.9 million increased 1% compared to $91.9 million in the third quarter of 2023. Adjusted earnings from operations of $120.1 million was relatively flat compared to $119.8 million in the third quarter of 2023. Consolidated net earnings were $58.2 million, or 2.8% of net sales, in the third quarter of 2024, and Adjusted consolidated net earnings were $77.0 million, or 3.7% of net sales. Diluted earnings per share for the quarter was $1.52, down 6%, year to year, and Adjusted diluted earnings per share was $2.19, down 8%, year to year.

“We are optimistic about the business’s long-term health; however, the third quarter did not meet our expectations, and we anticipate the information technology spending environment will remain cautious in the near term,” stated Joyce Mullen, President and Chief Executive Officer. “We continue to execute on our solutions integrator strategy, delivering strong cloud growth and solid Insight Core Services results fueled by our acquisitions,” Mullen stated.

KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the third quarter of 2024 of $2.1 billion decreased 8%, year to year, when compared to the third quarter of 2023. Product net sales decreased 11%, year to year, while services net sales increased 10%, year over year.
•Net sales in North America decreased 8%, year to year, to $1.7 billion;
◦Product net sales decreased 11%, year to year, to $1.4 billion;
◦Services net sales increased 9%, year over year, to $325.4 million;
•Net sales in EMEA decreased 12%, year to year, to $312.6 million; and
•Net sales in APAC increased 15%, year over year, to $58.7 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales also decreased 8%, year to year, with decreases in net sales in North America and EMEA of 8% and 13% year to year, respectively, while net sales in APAC increased 13%, year over year.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit increased 6% compared to the third quarter of 2023 to $432.1 million, with consolidated gross margin expanding 270 basis points to 20.7% of net sales. Product gross profit decreased 3%, year to year, and services gross profit increased 13%, year over year. Cloud gross profit grew 33%, year over year, and Insight Core services gross profit increased 14%, year over year. By segment, gross profit:
•increased 4% in North America, year over year, to $348.1 million (20.3% gross margin);
•increased 11% in EMEA, year over year, to $66.4 million (21.2% gross margin); and
•increased 15% in APAC, year over year, to $17.6 million (30.1% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 5%, year over year, with gross profit growth in North America, EMEA and APAC of 4%, 9% and 13%, respectively, year over year.
•Consolidated earnings from operations increased 1% compared to the third quarter of 2023 to $92.9 million, or 4.4% of net sales. By segment, earnings from operations:
•decreased 6% in North America, year to year, to $80.8 million, or 4.7% of net sales;
•increased by more than 100% in EMEA, year over year, to $6.7 million, or 2.1% of net sales; and
•increased 31% in APAC, year over year, to $5.4 million, or 9.1% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were also up 1%, year over year, with increased earnings from operations in EMEA and APAC of over 100% and 28%, year over year, respectively, partially offset by a decrease in earnings from operations in North America of 6%, year to year.
•Adjusted earnings from operations was relatively flat compared to the third quarter of 2023 at $120.1 million, or 5.8% of net sales. By segment, Adjusted earnings from operations:
•decreased 3% in North America, year to year, to $106.6 million, or 6.2% of net sales;
•increased 30% in EMEA, year over year, to $8.1 million, or 2.6% of net sales; and
•increased 30% in APAC, year over year, to $5.5 million, or 9.3% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations was flat compared to the third quarter of 2023, with increased Adjusted earnings from operations in EMEA and APAC of 25% and 28%, year over year, respectively, offset by a decrease in Adjusted earnings from operations in North America of 2%, year to year.
•Consolidated net earnings and diluted earnings per share for the third quarter of 2024 were $58.2 million and $1.52, respectively, at an effective tax rate of 22.5%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the third quarter of 2024 were $77.0 million and $2.19, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share decreased 8% year to year.
In discussing financial results for the three and nine months ended September 30, 2024 and 2023 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates. These are also considered to be non-GAAP measures. The Company believes providing this information excluding the effects of fluctuating foreign currency exchange rates provides valuable supplemental information to investors regarding its underlying business and results of operations, consistent with how the Company and its management evaluate the Company’s performance. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period. The performance measures excluding the effects of fluctuating foreign currency exchange rates should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.
GUIDANCE
For the full year 2024, we now expect Adjusted diluted earnings per share to be between $9.40 and $9.70. We also now expect to deliver mid single-digit gross profit growth and continue to expect that our gross margin will be in the 19% to 20% range.
This outlook assumes:
•interest expense of $58 to $60 million;
•an effective tax rate of approximately 25.5% for the full year;
•capital expenditures of $35 to $40 million; and
•an average share count for the full year of 35.1 million shares.
This outlook excludes acquisition-related intangibles amortization expense of approximately $70 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net and no significant change in our debt instruments or the macroeconomic environment. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2024 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss third quarter 2024 results of operations. A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call. To access the live conference call, please register in advance using the event link on the Company's web site. Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”. Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) gains and losses from revaluation of acquisition related earnout liabilities, (vii) certain third-party data center service outage related expenses and recoveries, and (viii) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the third quarter of 2024 was in excess of $68.32, which is the initial conversion price of our convertible senior notes (the “Convertible Notes”). Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, (ix) certain third-party data center service outage related expenses and recoveries, and (x) gains and losses from revaluation of acquisition related earnout liabilities. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, (vii) gains and losses from revaluation of acquisition related earnout liabilities, and (viii) the tax effects of each of these items, as applicable.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	change	2024	2023	change
Insight Enterprises, Inc.
Net sales:
Products	$1,673,779	$1,890,154	(11%)	$5,364,169	$5,803,408	(8%)
Services	$414,107	$376,132	10%	$1,264,864	$1,136,421	11%
Total net sales	$2,087,886	$2,266,286	(8%)	$6,629,033	$6,939,829	(4%)
Gross profit	$432,085	$408,870	6%	$1,326,378	$1,233,375	8%
Gross margin	20.7%	18.0%	270 bps	20.0%	17.8%	220 bps
Selling and administrative expenses	$329,996	$309,793	7%	$984,664	$938,037	5%
Severance and restructuring expenses, net	$8,543	$2,923	> 100%	$15,638	$2,955	> 100%
Acquisition and integration related expenses	$695	$4,292	(84%)	$2,166	$4,449	(51%)
Earnings from operations	$92,851	$91,862	1%	$323,910	$287,934	12%
Net earnings	$58,208	$60,247	(3%)	$212,679	$190,701	12%
Diluted earnings per share	$1.52	$1.62	(6%)	$5.53	$5.13	8%

Sales Mix			**			**
Hardware	54%	57%	(13%)	52%	57%	(13%)
Software	26%	26%	(9%)	29%	27%	3%
Services	20%	17%	10%	19%	16%	11%
	100%	100%	(8%)	100%	100%	(4%)

North America
Net sales:
Products	$1,391,176	$1,562,861	(11%)	$4,380,214	$4,695,751	(7%)
Services	$325,407	$298,011	9%	$973,548	$896,251	9%
Total net sales	$1,716,583	$1,860,872	(8%)	$5,353,762	$5,592,002	(4%)
Gross profit	$348,057	$333,857	4%	$1,052,007	$992,143	6%
Gross margin	20.3%	17.9%	240 bps	19.6%	17.7%	190 bps
Selling and administrative expenses	$259,954	$244,154	6%	$771,066	$745,259	3%
Severance and restructuring expenses, net	$7,242	$2,650	> 100%	$12,783	$1,052	> 100%
Acquisition and integration related expenses	$25	$970	(97%)	$1,486	$1,127	32%
Earnings from operations	$80,836	$86,083	(6%)	$266,672	$244,705	9%

Sales Mix			**			**
Hardware	58%	62%	(13%)	57%	62%	(13%)
Software	23%	22%	(5%)	25%	22%	11%
Services	19%	16%	9%	18%	16%	9%
	100%	100%	(8%)	100%	100%	(4%)

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	change	2024	2023	change
EMEA
Net sales:
Products	$249,642	$300,485	(17%)	$881,464	$1,006,216	(12%)
Services	$62,964	$53,911	17%	$212,856	$166,910	28%
Total net sales	$312,606	$354,396	(12%)	$1,094,320	$1,173,126	(7%)
Gross profit	$66,381	$59,709	11%	$220,556	$192,644	14%
Gross margin	21.2%	16.8%	440 bps	20.2%	16.4%	380 bps
Selling and administrative expenses	$57,808	$54,435	6%	$178,377	$159,253	12%
Severance and restructuring expenses	$1,240	$271	> 100%	$2,639	$1,840	43%
Acquisition and integration related expenses	$668	$3,322	(80%)	$678	$3,322	(80%)
Earnings from operations	$6,665	$1,681	> 100%	$38,862	$28,229	38%

Sales Mix			**			**
Hardware	40%	39%	(8%)	35%	37%	(10%)
Software	40%	46%	(24%)	45%	49%	(14%)
Services	20%	15%	17%	20%	14%	28%
	100%	100%	(12%)	100%	100%	(7%)

APAC
Net sales:
Products	$32,961	$26,808	23%	$102,491	$101,441	1%
Services	$25,736	$24,210	6%	$78,460	$73,260	7%
Total net sales	$58,697	$51,018	15%	$180,951	$174,701	4%
Gross profit	$17,647	$15,304	15%	$53,815	$48,588	11%
Gross margin	30.1%	30.0%	10 bps	29.7%	27.8%	190 bps
Selling and administrative expenses	$12,234	$11,204	9%	$35,221	$33,525	5%
Severance and restructuring expenses	$61	$2	> 100%	$216	$63	> 100%
Acquisition and integration related expenses	$2	$—	*	$2	$—	*
Earnings from operations	$5,350	$4,098	31%	$18,376	$15,000	23%

Sales Mix			**			**
Hardware	18%	21%	(3%)	16%	19%	(18)%
Software	38%	31%	41%	41%	39%	11%
Services	44%	48%	6%	43%	42%	7%
	100%	100%	15%	100%	100%	4%
*    Percentage change not considered meaningful
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, gross margin, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectations regarding cash flow, the Company’s expectations regarding supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or a decline in market activity as a result of the ongoing conflicts in Ukraine and Gaza;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our registered patents, trademarks and trade names;
•potential liability and competitive risk based on the development, adoption, and use of Generative Artificial Intelligence;
•legal proceedings, client audits and failure to comply with laws and regulations;
•risks of termination, delays in payment, audits and investigations related to our public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Convertible Notes, which has been triggered, and may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the Convertible Notes;
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•potential contractual disputes with our clients and third-party suppliers;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales:
Products	$1,673,779	$1,890,154	$5,364,169	$5,803,408
Services	414,107	376,132	1,264,864	1,136,421
Total net sales	2,087,886	2,266,286	6,629,033	6,939,829
Costs of goods sold:
Products	1,486,271	1,697,543	4,794,125	5,219,720
Services	169,530	159,873	508,530	486,734
Total costs of goods sold	1,655,801	1,857,416	5,302,655	5,706,454
Gross profit	432,085	408,870	1,326,378	1,233,375
Operating expenses:
Selling and administrative expenses	329,996	309,793	984,664	938,037
Severance and restructuring expenses, net	8,543	2,923	15,638	2,955
Acquisition and integration related expenses	695	4,292	2,166	4,449
Earnings from operations	92,851	91,862	323,910	287,934
Non-operating expense (income):
Interest expense, net	16,629	12,013	43,376	31,766
Other expense (income), net	1,104	(203)	(128)	489
Earnings before income taxes	75,118	80,052	280,662	255,679
Income tax expense	16,910	19,805	67,983	64,978
Net earnings	$58,208	$60,247	$212,679	$190,701

Net earnings per share:
Basic	$1.81	$1.85	$6.55	$5.76
Diluted	$1.52	$1.62	$5.53	$5.13

Shares used in per share calculations:
Basic	32,216	32,574	32,459	33,127
Diluted	38,331	37,203	38,445	37,149

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$317,449	$268,730
Accounts receivable, net	3,897,481	3,568,290
Inventories	151,013	184,605
Contract assets, net	85,767	120,518
Other current assets	208,798	189,158
Total current assets	4,660,508	4,331,301

Long-term contract assets, net	105,273	132,780
Property and equipment, net	214,878	210,061
Goodwill	888,808	684,345
Intangible assets, net	448,680	369,687
Long-term accounts receivable	828,465	412,666
Other assets	139,831	145,510
	$7,286,443	$6,286,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$2,683,323	$2,255,183
Accounts payable – inventory financing facilities	235,192	231,850
Accrued expenses and other current liabilities	493,175	538,346
Current portion of long-term debt	332,439	348,004
Total current liabilities	3,744,129	3,373,383

Long-term debt	754,377	592,517
Deferred income taxes	72,849	27,588
Long-term accounts payable	788,078	353,794
Other liabilities	160,710	203,335
	5,520,143	4,550,617
Stockholders’ equity:
Preferred stock	—	—
Common stock	318	326
Additional paid-in capital	334,337	328,607
Retained earnings	1,471,546	1,448,412
Accumulated other comprehensive loss – foreign currency translation adjustments	(39,901)	(41,612)
Total stockholders’ equity	1,766,300	1,735,733
	$7,286,443	$6,286,350

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net earnings	$212,679	$190,701
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	72,357	44,698
Provision for losses on accounts receivable	7,440	3,754
Provision for losses on contract assets	2,474	—
Non-cash stock-based compensation	26,216	26,211
Gain on revaluation of earnout liabilities	(30,648)	—
Deferred income taxes	16,342	(9,062)
Amortization of debt issuance costs	4,090	3,649
Other adjustments	(3,155)	(1,356)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(291,692)	201,628
Decrease in inventories	28,407	75,124
Decrease (increase) in contract assets	49,798	(1,810)
Increase in long-term accounts receivable	(434,966)	(73,451)
Decrease in other assets	13,626	5,392
Increase (decrease) in accounts payable	374,166	(57,882)
Increase in long-term accounts payable	428,081	52,479
Decrease in accrued expenses and other liabilities	(57,484)	(46,333)
Net cash provided by operating activities:	417,731	413,742
Cash flows from investing activities:
Proceeds from sale of assets	13,751	15,515
Purchases of property and equipment	(32,371)	(29,070)
Acquisitions, net of cash and cash equivalents acquired	(270,248)	(82,875)
Net cash used in investing activities:	(288,868)	(96,430)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	3,631,660	3,416,737
Repayments on ABL revolving credit facility	(3,964,940)	(3,382,444)
Net borrowings (repayments) under inventory financing facilities	3,102	(32,451)
Proceeds from issuance of senior unsecured notes	500,000	—
Payment of debt issuance costs	(8,647)	—
Repurchases of common stock	(200,020)	(217,108)
Repayment of principal on the Convertible Notes	(16,895)	—
Earnout and acquisition related payments	(18,297)	(10,748)
Other payments	(8,486)	(9,614)
Net cash used in financing activities:	(82,523)	(235,628)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	2,660	(1,074)
Increase in cash, cash equivalents and restricted cash	49,000	80,610
Cash, cash equivalents and restricted cash at beginning of period	270,785	165,718
Cash, cash equivalents and restricted cash at end of period	$319,785	$246,328

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024		2023
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$92,851	$91,862	$323,910		$287,934
Amortization of intangible assets	18,702	8,648	50,984		25,243
Gain on revaluation of earnout liabilities	(6,442)	—	(30,649)		—
Other*	15,006	19,280	28,714		30,278
Adjusted non-GAAP consolidated EFO	$120,117	$119,790	$372,959		$343,455

GAAP EFO as a percentage of net sales	4.4%	4.1%	4.9%		4.1%
Adjusted non-GAAP EFO as a percentage of net sales	5.8%	5.3%	5.6%		4.9%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$58,208	$60,247	$212,679		$190,701
Amortization of intangible assets	18,702	8,648	50,984		25,243
Gain on revaluation of earnout liabilities	(6,442)	—	(30,649)	—	—
Other*	15,006	19,280	28,714		30,278
Income taxes on non-GAAP adjustments	(8,505)	(6,496)	(14,678)		(13,729)
Adjusted non-GAAP consolidated net earnings	$76,969	$81,679	$247,050		$232,493

GAAP net earnings as a percentage of net sales	2.8%	2.7%	3.2%		2.7%
Adjusted non-GAAP net earnings as a percentage of net sales	3.7%	3.6%	3.7%		3.4%

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.52	$1.62	$5.53		$5.13
Amortization of intangible assets	0.49	0.23	1.33		0.68
Gain on revaluation of earnout liabilities	(0.17)	—	(0.80)		—
Other	0.39	0.52	0.75		0.82
Income taxes on non-GAAP adjustments	(0.22)	(0.17)	(0.38)		(0.37)
Impact of benefit from note hedge	0.18	0.17	0.59		0.46
Adjusted non-GAAP diluted EPS	$2.19	$2.37	$7.02		$6.72

Shares used in diluted EPS calculation	38,331	37,203	38,445		37,149
Impact of benefit from note hedge	(3,258)	(2,774)	(3,269)		(2,533)
Shares used in Adjusted non-GAAP diluted EPS calculation	35,073	34,429	35,176		34,616

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$80,836	$86,083	$266,672		$244,705
Amortization of intangible assets	16,823	7,718	45,557		23,269
Gain on revaluation of earnout liabilities	(4,000)	—	(24,219)		—
Other*	12,891	15,547	24,753		24,641
Adjusted non-GAAP EFO from North America segment	$106,550	$109,348	$312,763		$292,615

GAAP EFO as a percentage of net sales	4.7%	4.6%	5.0%		4.4%
Adjusted non-GAAP EFO as a percentage of net sales	6.2%	5.9%	5.8%		5.2%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$6,665	$1,681	$38,862	$28,229
Amortization of intangible assets	1,805	822	5,135	1,642
Gain on revaluation of earnout liabilities	(2,442)	—	(6,430)	—
Other	2,052	3,731	3,743	5,574
Adjusted non-GAAP EFO from EMEA segment	$8,080	$6,234	$41,310	$35,445

GAAP EFO as a percentage of net sales	2.1%	0.5%	3.6%	2.4%
Adjusted non-GAAP EFO as a percentage of net sales	2.6%	1.8%	3.8%	3.0%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$5,350	$4,098	$18,376	$15,000
Amortization of intangible assets	74	108	292	332
Other	63	2	218	63
Adjusted non-GAAP EFO from APAC segment	$5,487	$4,208	$18,886	$15,395

GAAP EFO as a percentage of net sales	9.1%	8.0%	10.2%	8.6%
Adjusted non-GAAP EFO as a percentage of net sales	9.3%	8.2%	10.4%	8.8%

Adjusted EBITDA:
GAAP consolidated net earnings	$58,208	$60,247	$212,679	$190,701
Interest expense	19,184	13,874	51,312	36,618
Income tax expense	16,910	19,805	67,983	64,978
Depreciation and amortization of property and equipment	7,204	6,902	21,373	19,455
Amortization of intangible assets	18,702	8,648	50,984	25,243
Gain on revaluation of earnout liabilities	(6,442)	—	(30,649)	—
Other*	15,006	19,280	28,714	30,278
Adjusted non-GAAP EBITDA	$128,772	$128,756	$402,396	$367,273

GAAP consolidated net earnings as a percentage of net sales	2.8%	2.7%	3.2%	2.7%
Adjusted non-GAAP EBITDA as a percentage of net sales	6.2%	5.7%	6.1%	5.3%
*    Includes transformation costs of $5.1 million and $3.7 million for the three months ended September 30, 2024 and 2023, respectively and $13.0 million and $14.0 million for the nine months ended September 30, 2024 and 2023, respectively. Includes certain third-party data center service outage expenses of $8.0 million for both the three and nine months ended September 30, 2023 and related recoveries of $3.4 million for the nine months ended September 30, 2024.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended September 30,
	2024	2023
Adjusted return on invested capital:
GAAP consolidated EFO	$455,771	$401,950
Amortization of intangible assets	61,972	33,320
Gain on revaluation of earnout liabilities	(30,649)	—
Other[5]	34,537	36,450
Adjusted non-GAAP consolidated EFO	521,631	471,720
Income tax expense[1]	135,624	122,647
Adjusted non-GAAP consolidated EFO, net of tax	$386,007	$349,073
Average stockholders’ equity[2]	$1,746,223	$1,605,492
Average debt[2]	915,391	659,161
Average cash[2]	(293,184)	(183,259)
Invested Capital	$2,368,430	$2,081,394

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	14.24%	14.29%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	16.30%	16.77%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $118,500 and $104,507 for the twelve months ended September 30, 2024 and 2023, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $15.6 million and $18.1 million for the twelve months ended September 30, 2024 and 2023, respectively. Includes certain third-party data center service outage related expenses of $8.0 million for the twelve months ended September 30, 2023 and related recoveries of $6.4 million for the twelve months ended September 30, 2024. Includes severance and restructuring costs of $18.8 million and $4.4 million for the twelve months ended September 30, 2024 and 2023, respectively.
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